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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 22, 2007

NOVA MINING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	333-136663	98-0516435
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1189 Howe Street
Suite 1504
Vancouver, B.C. V6Z 2X4
(Address of principal executive offices and Zip Code)

(604) 542-9458
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 12, 2007, Amisano Hanson, Chartered Accountants informed us that Amisano Hanson, Chartered Accountants resigned as our independent registered public accounting firm effective as of that date. On February 22, 2007, our the board of directors accepted the resignation of Amisano Hanson, Chartered Accountants.

Amisano Hanson, Chartered Accountants' report on the financial statements as of and for the period from the date of inception on December 29, 2005 to February 28, 2006 did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles save and except for a "going concern opinion" provided with the overall audit opinion.

During the year ended February 28, 2006, through the date of resignation and through the date of our acceptance of Amisano Hanson, Chartered Accountants resignation, there were no disagreements with Amisano Hanson, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amisano Hanson, Chartered Accountants, would have caused Amisano Hanson, Chartered Accountants to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such periods.

On February 22, 2007, we delivered a copy of this report to Amisano Hanson, Chartered Accountants. The Company has requested a letter addressed to the SEC stating whether or not it agrees with the foregoing, but as of the date of this report has not received a written response from Amisano Hanson, Chartered Accountants.

On February 22, 2007, we engaged Malone & Bailey, P.C., an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Malone & Bailey, P.C. on any accounting issues prior to engaging them as our new auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of February, 2007.

NOVA MINING CORPORATION

BY:	ROBERT THAST
Robert Thast, President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer